Exhibit 24.1

POWER OF ATTORNEY

Reference is hereby made to the proposed registration by Orange under the U.S. Securities Act of 1933, as amended, of debt securities to be issued, from time to time, by Orange (the "Debt Securities"). Such Debt Securities will be registered on a registration statement on Form F-3 (the "Registration Statement") and filed with the U.S. Securities and Exchange Commission (the "SEC").

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Laurent MARTINEZ, Matthieu BOUCHERY and Vincent FLEURY, and each of them severally, his true and lawful attorney or attorneys-in-fact, with full power of substitution and re-substitution to sign in his name, place and stead in any and all capacities, the Registration Statement, and any and all amendments thereto (including post-effective amendments) and any documents in connection therewith, and to file any of the same with the SEC. Each of said attorneys-in-fact shall have power to act with or without the other, and shall have full power and authority to do and perform, in the name and on behalf of each such officer, director or representative of the Registrant who shall have executed this Power of Attorney, every act whatsoever which such attorneys, or any one of them, may deem necessary or desirable to be done in connection therewith as fully and to all intents and purposes as such officer, director or representative of the Registrant might or could do in person.

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Date	Signature	Title

October 24, 2023	/s/ Christel Heydemann
	Christel Heydemann	Chief Executive Officer and Director

	Laurent Martinez	Executive Vice President, Finance, Performance and Development (Chief Financial Officer)

	Vincent Fleury	Principal Accounting Officer

October 24, 2023	/s/ Jacques Aschenbroich
	Jacques Aschenbroich	Chairman

	Alexandre Bompard	Director

October 24, 2023	/s/ Thierry Chatelier
	Thierry Chatelier	Director

	Sébastien Crozier	Director

	Céline Fornaro	Director

October 24, 2023	/s/ Vincent Gimeno
	Vincent Gimeno	Director

October 24, 2023	/s/ Gilles Grapinet
	Gilles Grapinet	Director

October 24, 2023	/s/ Anne-Gabrielle Heilbronner
	Anne-Gabrielle Heilbronner	Director

	Valérie Beaulieu-James	Director

October 24, 2023	/s/ Anne Lange
	Anne Lange	Director

October 24, 2023	/s/ Momar Nguer
	Momar Nguer	Director
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Frédéric Sanchez	Director

Magali Vallée	Director

Bpifrance Participations, S.A. (represented by Thierry Sommelet)	Director

Orange Participations U.S. Inc. By: Johan Van den Cruijce Title: President, Orange Participations U.S. Inc.	Authorized Representative in the United States

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